Exhibit 99.3

ALTERRA CAPITAL ANNOUNCES $0.12 DIVIDEND

HAMILTON, BERMUDA, August 3, 2010—Alterra Capital Holdings Limited (NASDAQ: ALTE; BSX: ALTE.BH) (“Alterra”) announced today that the Company’s Board of Directors, at a meeting held on August 3, 2010, declared a dividend of $0.12 per share. The dividend is payable on August 31, 2010, to shareholders of record as of August 17, 2010.

Alterra Capital Holdings Limited is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers, and life and health insurers. Alterra was formed on May 12, 2010 by the merger of Max Capital Group Ltd. and Harbor Point Limited.

Cautionary Note Regarding Forward-Looking Statements

This release may include forward-looking statements that reflect Alterra’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting Alterra’s future results, please refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by Alterra with the SEC. Alterra undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts
Susan Spivak Bernstein Senior Vice President susan.spivak@alterra-bm.com 1-212-898-6640	Roanne Kulakoff or Peter Hill Kekst and Company roanne-kulakoff@kekst.com peter-hill@kekst.com 1-212-521-4800